--CONFIDENTIAL TREATMENT REQUESTED--

Exhibit 10.2

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”), dated as of August 9, 2011 (the “Effective Date”), is made by and between REGENECA, INC., a Nevada corporation, located at 1 Technology Drive, Suite C-515, Irvine, California 92618, and hereafter referred to as “the Company,” and DR. SHIRISH PHULGAONKAR, an individual residing in the state of Kentucky, hereinafter referred to as “Employee,” based upon the following:

RECITALS

WHEREAS, the Company wishes to retain the services of Employee, and Employee wishes to render services to the Company, as its Chief Scientific Officer;

WHEREAS, the Company and Employee wish to set forth in this Agreement the duties and responsibilities that Employee has agreed to undertake on behalf of the Company and the Employee will be able to perform these duties from a location of his choice; and

WHEREAS, the Company and Employee intend that this Agreement will supersede and replace any and all other employment agreements entered into by and between the Company and Employee, and that upon execution of this Agreement, any such employment agreements or arrangements shall have no further force or effect, except the Confidentiality Agreements between the parties executed prior to this Agreement which shall continue in full force and effect.

THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Agreement, the Company and Employee (who are sometimes individually referred to as a “party” and collectively referred to as the “parties”) agree as follows:

AGREEMENT

1.

SPECIFIED TERM.

The Company hereby employs Employee pursuant to the terms of this Agreement and Employee hereby accepts employment with the Company pursuant to the terms of this Agreement for the period beginning on September 1, 2011 (the “Commencement Date”) and ending on August 31, 2013 subject to extension as provided below (the “Term”).

Subject to Sections 8, 9, and 10, this Agreement will automatically be renewed for successive periods of one year after August 31, 2013, unless either party gives notice to the other, at least sixty (60) days prior to the expiration of the specified period that the party desires to renegotiate this Agreement.  In the event that any party notifies the other party in writing of its desire to renegotiate this Agreement, then the terms and conditions of this Agreement shall be extended for an additional 60 days after expiration of the Term or until a mutual agreement is reached, whichever is shorter.  If a mutually acceptable renegotiated agreement is not reduced to writing and executed by the parties within sixty (60) days after the end of the Term, then this Agreement shall continue on a month to month basis until terminated by written notice given by either party at least thirty (30) days prior to the end of any monthly period.

2.

GENERAL DUTIES.

Employee shall report to the Company’s Chief Executive Officer.  Employee shall devote the necessary time, ability, and attention to the Company’s business during the term of this Agreement.  In his capacity as Chief Scientific Officer, Employee shall be primarily responsible for the tasks set forth on Exhibit A, principally among them the development of a proprietary “male pro-health” formula for inclusion in the Company’s product offerings (the “Male Pro-Health Product”).   Employee shall do and perform all services, acts, or things necessary or advisable to discharge his duties under this Agreement, and such other duties as are commonly performed by an employee of his rank in a publicly traded corporation or which may, from time to time, be prescribed by the Company through its Board of Directors.  Employee shall be entitled to perform his duties and obligations at a location of his choice.  Furthermore, Employee agrees to cooperate with and work to the best of his ability with the Company’s management team, which includes the Board of Directors and the officers and other employees, to continually improve the Company’s reputation in its industry for quality products and performance.

3.

COMPENSATION.

(a)

Annual Salary.  During the Term of this Agreement, the Company shall pay to Employee an annual base salary in the amounts set forth below (the “Annual Salary”).  The Annual Salary shall be:

(i)

Two Hundred Forty Thousand Dollars ($240,000.00); and

(ii)

shall thereafter be increased (but not decreased) from time to time as approve by the Board of Directors.

The Annual Salary shall be paid to Employee in equal installments in accordance with the periodic payroll practices of the Company for executive employees.

(b)

Production Bonus; Assignment of Proprietary Rights.  Employee will be entitled to receive the following production bonus on all capsules of the Male Pro-Health Product delivered to the Company (the “Product Bonus”):

(i)

* of the Male Pro-Health Product produced by the Company until * have been manufactured by the Company (excluding * to be provided to the Company within 10 days after the execution of this Agreement for marketing, promotional and testing purposes, the active ingredients for which shall be supplied by Employee free of charge) and thereafter *.  The parties agree that the Company shall bear all costs of product manufacturing other than the active ingredient which shall be provided by Employee *.  The Production Bonus shall be paid ten (10) business days in advance of delivery of the active ingredients for all capsules, however, that the amount of Production Bonus due shall be reduced by the payments of Annual Salary actually made to Employee.  The Company agrees that, to the extent that Employee performs services beyond the scope of Exhibit A, then the salary for such services shall not be deducted from the Production Bonus.  The Production Bonus will be due and payable with respect to any capsules produced by any third party licensee, distributor or if company sells or licenses to any third party. For purposes of determining the Production Bonus, Male Pro-Health Products shall include any products sold containing a modified, enhanced or re-formulated version of Employee’s formula.

(ii)

The Company agrees that the minimum Production Bonus that Employee will receive pursuant to this Agreement shall be * (the “Minimum Production Bonus”) payable within eighteen (18) months from date on which the Male Pro-Health Product is first offered and sold to customers by the Company; provided, however, in the event that after the Male Pro-Health Product is offered the Company is prohibited by law, rule or regulation from offering or selling the Male Pro-Health Product for any period of time, the deadline for paying the Minimum Production Bonus shall be extended by such period of time up to a maximum of ninety (90) days.  If after the Male Pro-Health Product is first offered, the Company does not order and/or ship any Male Pro-Health capsules for any 90-day period of time prior paying the Minimum Production Bonus, then the Company, at its election, do any of the following:  (a) terminate this Agreement in which case all obligations of Employee and the Company shall terminate, in which case Employee shall be released from any restrictions about producing Male Pro-Health Product for other entities without any recall or crawl back of back compensation, bonuses, stocks or other compensation under this Agreement; (b) the Company may elect to pay the remaining unpaid Minimum Production Bonus and take all ownership and control of the Male Pro-Health Product and continue to pay the Production Bonus of * for sales in other markets or (c) the Company and Employee shall cooperate to reformulate, re-create or otherwise develop a new or modified Male Pro-Health Product in a manner that allows the parties to continue the Agreement.

(iii)

Upon receipt by Employee of the Minimum Production Bonus of *, Employee hereby assigns, conveys and transfers to the Company, without any additional consideration, all rights, title and interest in and to the Male Pro-Health Product formula, including but not limited to all copyright, trademark, trade secrets, know-how, patents or patent applications and moral rights. Employee agrees that, within ten (10) days after execution of this Agreement, Employee shall enter into an Escrow Agreement in the form attached as of Exhibit C pursuant to which Employee shall deposit with a third party mutually acceptable to the Company and Employee the formula for the Male Pro-Health Product and all related manufacturing instructions, know-how, trade secrets and any other information reasonably required to manufacture the Male Pro-Health Product. Employee shall execute and deliver such other documents or instrument as the Company may reasonably request to evidence such assignment. The assignment of the Male Pro-Health Product formula shall be subject to all of the representations and warranties of Employee in the Proprietary Information and Invention Assignment Agreement.

*   Omitted pursuant to a request for confidential treatment and separately filed with the Securities and Exchange Commission.

(iv)

The Company agrees that the minimum Production Bonus that the Employee will receive pursuant to this Agreement on future products (Female Pro-Health Product or Pro-Sleep Product or any other product developed by the Employee and sold by the Company) shall be * unless such Production Bonus per capsule reduces the Company’s gross or net profit margin to a level that is, in the Company’s reasonable opinion, unsustainable, then the Parties agree to negotiate in good faith a mutually acceptable Production Bonus.

(c)

Common Stock Grant. Within three (3) days after execution of this Agreement, Employee shall receive a one-time grant of Thirty Million (30,000,000) shares of Company restricted Common Stock.  The Common Stock shall vest as follows:

(i)

Twenty Million (20,000,000) shares shall vest upon delivery to the Company of the ingredients for the Male Pro-Health Product and completion of testing with respect to toxicity, allergens and confirmation that the ingredients are not on the Food and Drug Administration’s list of banned substances with ten (10) days after execution of the Agreement; and

(ii)

The remaining Ten Million (10,000,000) shares shall vest upon delivery to the Company of a (A) a female Pro-Health product or (B) a sleep product and completion of testing with respect to toxicity, allergens and compliance with the regulations of the Food and Drug Administration within nine (9) months of the Commencement Date of the Employment Agreement.

(d)

Cost of Living Adjustment.  If this Agreement is extended beyond the Term, then commencing as of January 1, 2014, and on each January 1st thereafter, the then effective Annual Salary shall be increased (but not decreased) by an amount: (i) which shall reflect the increase, if any, in the cost of living during the previous 12 months by adding to the Annual Salary an amount computed by multiplying the Annual Salary by the percentage by which the level of the Consumer Price Index for the Orange County, California Metropolitan Area as reported on January 1st of the new year by the Bureau of Labor Statistics of the United States Department of Labor has increased over its level as of January 1st of the prior year, and (ii) which will maintain Employee’s compensation at a level consistent with the compensation paid to executive officers holding similar positions in the Company’s industry.  Additionally, the Board of Directors shall periodically review Employee’s Salary to determine whether to otherwise increase Employee’s compensation, without any obligation by the Board to authorize such an increase.

(e)

Participation in Employee Benefit Plans.  Employee shall have the same rights, privileges, benefits and opportunities to participate in any the Company’s employee benefit plans which may now or hereafter be in effect on a general basis for executive officers or employees.  The Company may delete benefits and otherwise amend and change the type and quantity of benefits it provides in its sole discretion.  In the event Employee receives payments from a disability plan maintained by the Company, the Company shall have the right to offset such payments against the Annual Salary otherwise payable to Employee during the period for which payments are made by such disability plan.

*   Omitted pursuant to a request for confidential treatment and separately filed with the Securities and Exchange Commission.

4.

REIMBURSEMENT OF BUSINESS EXPENSES.

The Company shall promptly reimburse Employee for all reasonable business expenses incurred by Employee in connection with the business of the Company including travel (other than commuting to the office from Employee’s residence), lodging and meals while traveling, cell phone usage, business meals, etc.  However, each such expenditure shall be reimbursable only if Employee furnishes to the Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.  The Company will provide Employee with a laptop computer, cell phone and any additional IT requirements for business use.

5.

ANNUAL VACATION.

 Employee shall be entitled to three (3) weeks’ vacation time each year without loss of compensation.

6.

INDEMNIFICATION OF LOSSES; PRODUCT LIABILITY INSURANCE.

(a)

So long as Employee’s actions were taken in good faith and furtherance of the Company’s business and within the scope of Employee’s duties and authority, the Company shall indemnify and hold Employee harmless to the full extent of the law from any and all claims, losses and expenses sustained by Employee as a result of any action taken by him to discharge his duties under this Agreement, and the Company shall defend Employee, at the Company’s expense, in connection with any and all claims by stockholders or third parties which are based upon actions taken by Employee to discharge his duties under this Agreement.

(b)

The Company shall maintain at all times product liability insurance with respect to the Male Pro-Health Product the Female Pro-Health Product and any other products developed and sold by the Company in an amount of coverage that is consistent with industry standards and shall ensure that Employee is named as an additional insured thereunder.

7.

PERSONAL CONDUCT.

Employee agrees promptly and faithfully to comply with all present and future policies, requirements, directions requests and rules and regulations of the Company in connection with the Company’s business.

8.

TERMINATION BY THE COMPANY FOR CAUSE.

The Company reserves the right to declare Employee in default of this Agreement if (each a “Cause”):

(a)

Employee is convicted of any fraud or embezzlement against the Company; or

(b)

After written notice and an opportunity to cure, Employee willfully breaches or habitually neglects the duties and responsibilities which he is required to perform under the terms of this Agreement; or

(c)

Employee commits such acts of dishonesty, fraud, misrepresentation, gross negligence or willful misconduct which results in material harm to the Company or its business; or

(d)

Employee violates any law, rule or regulation applicable to the Company or Employee relating to the business operations of the Company that may have a material adverse effect upon the Company’s business, operations or condition (financial or otherwise).

The Company may terminate this Agreement for Cause immediately upon written notice of termination to Employee; provided, however, if the Company terminates this Agreement due to Employee’s willful breach or habitual neglect of the duties he is required to perform, then Employee shall be entitled to a period of thirty (30) days from the date of the written notice of termination to cure said breach.  Except as otherwise set forth in this Section 8, upon any termination for Cause, the obligations of Employee and the Company under this Agreement shall immediately cease except the obligations of Employee in Sections 11(b), 12(a) and 12(c) which shall survive termination for a period of one year.  Such termination shall be without prejudice to any other remedy to which the Company may be entitled either at law, in equity, or under this Agreement.  If Employee’s employment is terminated pursuant to this Section 8, the Company shall pay to Employee (i) Employee’s accrued but unpaid Annual Salary and vacation pay through the effective date of the termination; (ii) continue to pay the Production Bonus for so long as the Company continues to offer and sell the Male Pro-Health Product and to pay any other production bonus agreed with respect to other products; and (iii) business expenses incurred prior to the effective date of termination and shall transfer to Employee any stock earned but unissued pursuant to Section 3(c).  Employee shall not be entitled to continue to participate in any employee benefit plans except to the extent provided in such plans for terminated participants, or as may be required by applicable law.

9.

TERMINATION BY THE COMPANY UPON DEATH OR DISABILITY.

(a)

Death.  Employee’s employment shall terminate upon the death of Employee.  Except as otherwise set forth in Section 9(c) below, upon such termination the obligations of Employee and the Company under this Agreement shall immediately cease except the obligations of Employee in Sections 11(b), 12(a) and 12(c) which shall survive termination for a period of one year.

(b)

Disability.  The Company reserves the right to terminate Employee’s employment upon ten (10) days written notice if, for a period of ninety (90) days, Employee is prevented from discharging his duties under this Agreement due to any physical or mental disability.  Except as otherwise set forth in Section 9(c) below, upon such termination the obligations of Employee and the Company under this Agreement shall immediately cease except the obligations of Employee in Sections 11(b), 12(a) and 12(c) which shall survive termination for a period of one year.

(c)

Effect of Termination upon Death or Disability.  In the event Employee’s employment is terminated due to Employee’s death or disability, then:

(i)

The Company shall pay Employee’s accrued but unpaid Annual Salary and vacation time through the effective date of the termination;

(ii)

The Company shall continue to pay to heirs or assigns the Production Bonus for long as the Company sells the Male Pro-Health Product, as well as any other production bonus agreed to between the Parties with respect to any other products;

(iii)

The Company shall reimburse Employee or his heirs for any business expenses incurred prior to the effective date of the termination;

(iv)

All of the shares of Common Stock granted pursuant to Section 3(d) shall automatically vest and be free from any restrictions imposed by this Agreement; and

(v)

Employee (including Employee’s heirs) shall be entitled to continue to participate in any employee benefit plans to the extent provided in such plans for terminated participants, or as may be required by applicable law.

10.

TERMINATION BY EXECUTIVE.

Employee’s employment may be terminated at any time by Employee for any reason or without reason upon not less than ninety (90) days written notice by Employee to the Board.  Except as otherwise set forth in this paragraph (a), upon such termination the obligations of Employee and the Company under this Agreement shall immediately cease except the obligations of Employee in Sections 11(b), 12(a) and 12(c) which shall survive termination for a period of one year.  In the event of a termination pursuant to this paragraph, the Company shall pay to executive (i) Employee’s accrued but unpaid Annual Salary and vacation pay through the effective date of the termination; (ii) the Production Bonus for so long as the Company sells the Male Pro-Health Product and any other production bonus agreed with respect to any other product; and (iii) business expenses incurred prior to the effective date of termination.  Employee shall not be entitled to continue to participate in any employee benefit plans to the extent provided in such plans for terminated participants, or as may be required by applicable law.

11.

EMPLOYEE COVENANTS.

(a)

Covenant not to Compete. During the Term and for a period of two (2) years after any termination of this Agreement, Employee shall not, directly or indirectly, as an employee, agent, advisor, independent contractor, officer, director, manager, member, partner, owner, consultant or otherwise, (i) compete with the Company or with any of its Subsidiaries or Affiliates in any jurisdiction in which the Company sells a material quantity of products, (ii) solicit for employment or any other capacity any employee or executive of the Company or of any of its Subsidiaries or Affiliates, (iii) induce or attempt to induce any employee of the Company or of any of its Subsidiaries or Affiliates to leave the employ of the Company or of any of its Subsidiaries or Affiliates, (iv) solicit any actual or potential customer of the Company or of any of its Subsidiaries or Affiliates for any business that competes directly or indirectly with the Company or any of its Subsidiaries or Affiliates or (v) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between any customer, licensor, licensee, supplier, consultant or employee of the Company or of any of its Subsidiaries or Affiliates. An activity competitive with an activity engaged in by the Company or by any of its Subsidiaries or Affiliates shall include becoming an employee, agent, advisor, independent contractor, officer, director, manager, member, partner, owner, consultant or other assistant or representative of, or being an investor to any extent or in any manner in, any entity or person engaged in any business that is competitive with the business of the Company. Notwithstanding any of the foregoing, for purposes of this Agreement, the beneficial ownership by Employee of less than a five percent (5.0%) interest in any publicly-traded entity shall not be deemed to be competition with the Company or with any of its Subsidiaries or Affiliates.

(b)

Solicitation of Employees.  Employee agrees that, for a period of one (1) year after the termination of Employee’s employment with the Company, Employee shall not employ or offer to employ or solicit the employment of any employee of the Company or of any of its Subsidiaries or Affiliates, either for Employee’s own purpose or for any other person or entity. Employee further agrees that Employee shall not divulge any of the Company’s Confidential Information (as that term is defined in Section 12) to solicit, directly or indirectly, employees, contractors, licensees or customers of the Company or of any of its Subsidiaries or Affiliates, either for Employee’s own purpose or for any other person or entity.

(c)

Enforceability. The covenants set forth in Sections 11(a) and 11(b) shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of Employee against the Company or against any of its Subsidiaries or Affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of such covenants. Employee expressly waives any right to assert inadequacy of consideration as a defense to enforcement of any of the provisions of this Section 11. Employee and the Company hereby acknowledge that it is the desire and intent of Employee and the Company, and Employee and the Company hereby agree, that the terms and provisions of this Section 11 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.

12.

COVENANTS REGARDING CONFIDENTIALITY.

(a)

Covenants. Employee acknowledges and agrees that Employee has been and will continue to be entrusted with trade secrets and proprietary information regarding Inventions (as defined in the Proprietary Information and Invention Assignment Agreement attached hereto as Exhibit B), the products, processes, know-how, designs, formulas, marketing techniques and future business plans, customer lists and information concerning the identity, needs and desires of actual and potential customers of the Company, its Subsidiaries or its Affiliates, competitive analyses, pricing policies, the substance of agreements with customers and others, marketing or concession arrangements, servicing and training programs and arrangements, developmental or experimental work, improvements, inventions, formulas, ideas, designs, computer programs, data bases, other original works of authorship, financial information or other subject matter pertaining to any business of the Company or any of its Subsidiaries, Affiliates, consultants or licensees and all documents embodying such confidential information (collectively, “Confidential Information”), all of which derives significant economic value from not being generally known by others outside the Company. In connection with the foregoing, Employee specifically acknowledges (a) that the customer lists of the Company are confidential and not readily known by the Company’s competitors, (b) that such customers are particularly important to the Company’s business, (c) that business relationships between such customers and the Company normally would continue unless interfered with and (d) that solicitation of such customers by Employee, following termination of Employee’s employment under this Agreement, would cause injury to the Company’s business.

During the Term and thereafter for a period of two (2) years, except for the sole benefit of the Company or with the express written consent of the Board of Directors, Employee shall not at any time, directly or indirectly, disclose to or permit to be known by any person, firm, corporation or other form of entity any Confidential Information acquired by Employee during the course of or as an incident to Employee’s employment under this Agreement, or as a result of Employee’s association with the Company or any of its Subsidiaries or Affiliates, whether or not relating to the Company or any of its Subsidiaries or Affiliates, the directors of the Company or its Subsidiaries or Affiliates, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including the business affairs of each of the foregoing, except as required by law to be disclosed (in which case Employee first shall give the Company written notice of such requirement reasonably in advance of such anticipated required disclosure and shall assist the Company in obtaining a protective order or confidential treatment to the extent requested by the Company). Notwithstanding any of the foregoing, for purposes of this Agreement, the term “Confidential Information” shall not include any information that was in the public domain at the time of disclosure to Employee or that comes lawfully into the public domain without breach of this Agreement.

(b)

Enforceability. The covenants set forth in Section 12(a) shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of such covenants. Employee expressly waives any right to assert inadequacy of consideration as a defense to enforcement of any of the provisions of this Section 12. Employee and the Company hereby acknowledge that it is the desire and intent of Employee and the Company, and Employee and the Company hereby agree, that the terms and provisions of this Section 12 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.

(c)

Proprietary Information and Invention Assignment Agreement. As a material inducement to the Company to execute and deliver to Employee this Agreement, and as a condition to the enforceability of this Agreement against the Company, within 10 days after Employee’s execution and delivery to the Company of this Agreement, Employee shall execute and deliver to the Company a Proprietary Information and Invention Assignment Agreement substantially in the form attached hereto as Exhibit B (the “Proprietary Rights Agreement”).

(d)

Representations, Warranties and Covenants of Employee. In order to induce the Company to enter into and perform this Agreement, Employee represents and warrants that Employee is not a party to any contract, agreement or understanding that prevents or prohibits Employee from entering into this Agreement or fully performing all of Employee obligations under this Agreement and that Employee’s performance of all of the terms of this Agreement and Executive’s employment by the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust before Employee’s employment by the Company.

13.

COMPANY COVENANTS

(a)

No Competitive Products.  During the Term of this Agreement and until the Minimum Production Bonus has been paid, the Company agrees that the Company will not offer or sell, directly or indirectly, any product that is competitive with the Male Pro-Health Product developed by Employee in any market in which the Company is lawfully able to offer and sell the Male Pro-Health Product.

14.

MISCELLANEOUS

(a)

Preparation of Agreement.  It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of the same.  In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

(b)

Cooperation.  Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

(c)

Interpretation.

(i)

Entire Agreement/No Collateral Representations.  Each party expressly acknowledges and agrees that this Agreement, including all exhibits attached hereto, together with the Proprietary Rights Agreement: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) except with respect to the Confidentiality Agreement executed between the parties prior to this Agreement, supersedes any prior or contemporaneous agreements, promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively and severally, the “Prior Agreements”), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of Prior Agreements, or by evidence of subsequent oral agreements.  Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the modification or supplement is sought.

(ii)

Waiver.  No breach of any agreement or provision herein contained, or of any obligation under this Agreement, may be waived, nor shall any extension of time for performance of any obligations or acts be deemed an extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the party to be charged or as otherwise expressly authorized herein.  No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

(iii)

Remedies Cumulative.  The remedies of each party under this Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

(iv)

Severability.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal, or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

(v)

No Third Party Beneficiary.  Notwithstanding anything else herein to the contrary, the parties specifically disavow any desire or intention to create any third party beneficiary obligations, and specifically declare that no person or entity, other than as set forth in this Agreement, shall have any rights hereunder or any right of enforcement hereof.

(vi)

Heading; References; Incorporation; Gender.  The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof.  References to this Agreement shall include all amendments or renewals thereof.  Any exhibit referenced in this Agreement shall be deemed to include the other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

(d)

Enforcement.

(i)

Applicable Law.  This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of Kentucky, as if this agreement were made, and as if its obligations are to be performed, wholly within the State of Kentucky.

(ii)

Consent to Jurisdiction; Service of Process.  Any action or proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the federal district courts or state courts of California located within the County of Orange, state of California.

(e)

No Assignment of Rights or Delegation of Duties by Employee.  Employee’s rights and benefits under this Agreement are personal to him and therefore (i) no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer; and (ii) Employee may not delegate his duties or obligations hereunder.

(f)

Notices.  Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called “Notices”) required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (D) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth (5th) business day following the date mailed).  Each party, and their respective counsel, hereby agrees that if Notice is to be given hereunder by such party’s counsel, such counsel may communicate directly with all principals, as required to comply with the foregoing notice provisions.  Notices shall be addressed to the address hereinabove set forth in the introductory paragraph of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto.  Any Notice given to the estate of a party shall be sufficient if addressed to the party as provided in this subparagraph.

(g)

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto.  Any signature page of this Agreement may be detached from any form hereto by having attached to it one or more additional signature pages.

(h)

Execution by All Parties Required to be Binding; Electronically Transmitted Documents.  This Agreement shall not be construed to be an offer and shall have no force and effect until this Agreement is fully executed by all parties hereto.  If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

In witness hereof, the parties execute this Employment Agreement as of the date first written above.

REGENECA, INC.

EMPLOYEE

By:/s/ Matt Nicosia

/s/ Dr. Shirish Phulgaonkar

Matt Nicosia

Dr. Shirish Phulgaonkar

Title:  Chief Executive Officer

SIGNATURE PAGE TO EMPLOYMENT AGREEMENT

EXHIBIT A

Description of Duties and Responsibilities

1.

The immediate development of a proprietary “male pro-health” formula for inclusion in the Company’s product offerings (the “Male Pro-Health Product”) and the future development of a proprietary “female pro-health” formula and/or a “pro-sleep product” for inclusion in the Company’s future product offerings.

2.

All duties shall be performed at a location of Employee’s choice, provided the Company shall not incur any costs or expenses of rent or general office expenses.

3.

Employee shall, at the request of the Company, attend such marketing, promotional, distributors or directors meetings in California or elsewhere in the US, provided;

a.

Employee shall not be required to travel more than three (3) consecutive days or four (4) non –consecutive days in any thirty (30) day period; and

b.

Employee shall not be required to attend board, distributor or other promotional meetings more frequently than once per calendar quarter.

4.

Employee shall provide to the Company at his own cost and expense the active ingredient in the Male Pro-Health Product until such time as the Company has paid the Minimum Production Bonus of *.  The Company shall be responsible at its cost and expense to blend, encapsulate, package, label and ship all products.  Upon payment of the Minimum Sale Commission, the Company shall receive the Male Pro-Health Product formula and related trade secrets and manufacturing instructions and shall thereafter be responsible for production of the active ingredient.

5.

The Company and Employee shall agree to other duties from time to time as they may mutually agree.

A-1

*   Omitted pursuant to a request for confidential treatment and separately filed with the Securities and Exchange

Commission.

EXHIBIT B

Form of Proprietary Information and Invention Assignment Agreement

B-1

EXHIBIT C

Form of Escrow Agreement

C-1